Sun Life Insurance and Annuity Company of New York
 (Hereinafter referred to as “the Company”)
Home Office: [60 East 42nd Street, Suite 1115, New York, NY 10165]
Service Office:  [One Sun Life Executive Park, Wellesley Hills, MA 02481]

APPLICATION SUPPLEMENT

Scheduled Increases

Proposed Life Insured (Life One)                       Proposed Life Insured (Life Two)
Name (First Middle Last)                                                                   Name (First Middle Last)

_______________________                    ________________________

Name(s) of Owner(s) _____________________________________________________

Plan Name _____________________________________________________________

Certificate Year(s)                 Amount of Increase               Certificate Year(s)                Amount of Increase
____ to ____           $ ____________ (1)              ____ to ____           $ ____________ (21)
____ to ____           $ ____________ (2)              ____ to ____           $ ____________ (22)
____ to ____           $ ____________ (3)              ____ to ____           $ ____________ (23)
____ to ____           $ ____________ (4)              ____ to ____           $ ____________ (24)
____ to ____           $ ____________ (5)              ____ to ____           $ ____________ (25)
____ to ____           $ ____________ (6)              ____ to ____           $ ____________ (26)
____ to ____       $ ____________ (7)       ____ to ____           $ ____________ (27)
____ to ____      $ ____________ (8) ____ to ____           $ ____________ (28)
____ to ____      $ ____________ (9) ____ to ____           $ ____________ (29)
____ to ____      $ ____________ (10)            ____ to ____           $ ____________ (30)
____ to ____      $ ____________ (11)            ____ to ____           $ ____________ (31)
____ to ____      $ ____________ (12)            ____ to ____           $ ____________ (32)
____ to ____      $ ____________ (13)            ____ to ____           $ ____________ (33)
____ to ____      $ ____________ (14)            ____ to ____           $ ____________ (34)
____ to ____      $ ____________ (15) ____ to ____           $ ____________ (35)
____ to ____      $ ____________ (16)            ____ to ____           $ ____________ (36)
____ to ____      $ ____________ (17)            ____ to ____           $ ____________ (37)
____ to ____      $ ____________ (18)            ____ to ____           $ ____________ (38)
____ to ____      $ ____________ (19)            ____ to ____           $ ____________ (39)
____ to ____         $ ____________ (20)            ____ to ____           $ ____________ (40)

Agreement and Signatures
1.
I/We have read the instructions entered on this Application Supplement and declare that they are true to the best of my/our knowledge and belief.  I/We agree (a) that this Application Supplement shall form a part of any certificate issued, and (b) that no agent/representative of the Company shall have the authority to waive or alter the instructions entered on this Application Supplement, make or alter any certificate or waive any of the Company’s rights.

2.	The instructions provided in this Application Supplement form the basis for the scheduled increases under the certificate.

Signature of Owner
X________________________________
Signature of Co-Owner
X________________________________
Signature of Broker/Registered Representative
X________________________________
Signed at City/StateDate(m/d/y)
___________________________________________________________________

14-704 NY                                                                                                               9/08